CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-275757) of American Oncology Network, Inc. of our report dated March 28, 2024 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Nashville, Tennessee
March 28, 2024